MediaOne Group, Inc.
Condensed Consolidated Balance Sheets- As Reported
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

(UNAUDITED)                                September 30, December 31,
Dollars in millions                            1998         1997
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ASSETS
Current assets:
 Cash and cash equivalents                 $         52 $        184
 Net investment in assets of USWC and Dex             -        4,367
 Accounts and notes receivable, and other           538          783
                                            ------------ ------------
                                                    590        5,334
                                            ------------ ------------

Property and equipment - net                      3,595        4,272

Investments:
 Time Warner Entertainment                        2,447        2,486
 AirTouch Communications                          5,025            -
 International ventures                             913          742
                                            ------------ ------------
                                                  8,385        3,228
                                            ------------ ------------

Intangible and other assets - net                12,741       13,949
                                            ------------ ------------
   Total                                   $     25,311 $     26,783
                                            ============ ============
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LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                           $        567 $        735
 Other current liabilities                        1,159        1,453
                                            ------------ ------------
                                                  1,726        2,188
                                            ------------ ------------
Long-term debt:
 Exchangeable Notes                               1,653            -
 Other                                            2,984        8,228
                                            ------------ ------------
                                                  4,637        8,228
                                            ------------ ------------
Deferred income taxes, credits and other          5,584        3,863

Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely Company-guaranteed
 debentures                                         561        1,080

Preferred stock subject to
 mandatory redemption (Series C and E)              100          100

Shareholders' equity:
 Preferred shares (Series D)                        925          923
 Common shares                                   10,455       10,876
 Retained earnings (deficit)                      1,021         (359)
 LESOP guarantee                                      -          (46)
 Accumulated other comprehensive
  income (loss)                                     302          (70)
                                            ------------ ------------
                                                 12,703       11,324
                                            ------------ ------------
   Total                                   $     25,311 $     26,783
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